UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2016

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Technology Park Drive, Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -- Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2016, the Compensation Committee of the Board of Directors of Insulet Corporation (the “Company”) amended and restated the Company’s executive severance plan (as amended, the “Severance Plan”).

The Severance Plan applies to officers of the Company at a rank of Vice President or higher (a “Covered Executive”).

Under the Severance Plan, in the event that a Covered Executive’s employment is terminated by us without “cause” or the Covered Executive resigns for “good reason,” each as defined in the Severance Plan, the Covered Executive will be entitled to the following:

(i)	an amount equal to 1x such Covered Executive’s annual base salary (2x in the case of the Chief Executive Officer) (the “Base Salary Severance”);

(ii)
solely in the case of a Covered Executive who is a President, Senior Vice President or Executive Vice President of the Company, an amount equal to 1x the higher of the Covered Executive’s target cash incentive plan bonus for the year of the Covered Executive’s termination or actually achieved cash incentive plan bonus for the year prior to the Covered Executive’s termination (the “Annual Bonus Severance”);

(iii)
solely in the case of a Covered Executive who is a President, Senior Vice President or Executive Vice President of the Company, pay the Covered Executive an amount equal to a pro rata portion of the cash incentive award for the year of termination based on the degree to which the applicable Company-based financial performance metrics for the year of termination were satisfied, and assuming target achievement of any performance metrics related to individual performance (the “Pro Rata Bonus”);

(iv)
continue to provide health and dental insurance coverage to the Covered Executive, on the same terms and conditions as though the Covered Executive had remained an active employee, for 12 months (24 months in the case of the Chief Executive Officer) following termination;

(v)
reimburse the Covered Executive for outplacement services not to exceed $15,000 ($25,000 if the Covered Executive is a President, Senior Vice President, Executive Vice President, or Chief Executive Officer of the Company);

In the event that the termination occurs within 24 months of a change in control:

•
the Base Salary Severance and Annual Bonus Severance multiples, solely for a Covered Executive who is a President, Senior Vice President or Executive Vice President of the Company, are each increased from 1x to 2x;

•	a Covered Executive who is not a President, Senior Vice President or Executive Vice President of the Company will also receive the Annual Bonus Severance (at a 1x level) and the Pro Rata Bonus; and

•	all outstanding stock options and other stock-based awards held by the Covered Executive will immediately accelerate and become fully exercisable or non-forfeitable.

The Severance Plan defines “good reason” as (i) a material diminution of responsibilities, authority or duties, (ii) a material reduction in base salary (unless part of an across-the-board salary reduction), or (iii) the relocation of the office at which the Covered Executive is principally employed to a location more than 50 miles from its current location.

Severance amounts under the Severance Plan are payable in a lump sum or over time, depending on the circumstances (including whether or not a change in control has occurred).

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 -- Financial Statements and Exhibits

 (d)  Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

December 20, 2016	By:	/s/ Michael L. Levitz
Name: Michael L. Levitz
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Executive Severance Plan.